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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 23, 2000



                             DOT HILL SYSTEMS CORP.
             (Exact name of registrant as specified in its charter)





   NEW YORK                        1-13317                    13-3460176
  (State or other                (Commission                (I.R.S. employer
  jurisdiction of                 file number)              identification no.)
  incorporation)





    6305 EL CAMINO REAL, CARLSBAD, CALIFORNIA                      92009
    (Address of principal executive offices)                     (Zip Code)




Registrant's telephone number, including area code:     (760) 931-5500



                                 NOT APPLICABLE.
         (former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS.

        On March 9, 2000, the Board of Directors of Dot Hill Systems Corp., a New York corporation ("Dot Hill"), adopted (a) the Dot Hill Systems Corp. 2000 Amended and Restated Equity Incentive Plan (the "Incentive Plan"), and
(b) the Dot Hill Systems Corp. 2000 Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan," and together with the Incentive Plan, the "Plans"). On May 8, 2000, the Plans were approved by the shareholders of Dot Hill.

        The Incentive Plan supersedes Dot Hill's 1995 Incentive Program, and the Purchase Plan supersedes Dot Hill's 1997 Employee Stock Purchase Plan. Copies of the Plans are attached hereto as Exhibits 99.1 and 99.4 of this filing and made a part hereof by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         99.1 Dot Hill Systems Corp. 2000 Amended and Restated Equity Incentive Plan.

         99.2 Dot Hill Systems Corp. 2000 Amended and Restated Equity Incentive Plan, Stock Option Agreement (Incentive and Nonstatutory Stock Options).

         99.3 Dot Hill Systems Corp. Stock Option Grant Notice 2000 Amended and Restated Equity Incentive Plan.

         99.4 Dot Hill Systems Corp. 2000 Amended and Restated Employee Stock Purchase Plan.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DOT HILL SYSTEMS CORP.



                                 By:  /s/ Preston Romm
                                      -------------------------------------
                                      Preston Romm
                                      Chief Financial Officer and Treasurer


Date: August 23, 2000



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                                INDEX TO EXHIBITS



  99.1  Dot Hill Systems Corp. 2000 Amended and Restated Equity Incentive Plan.

  99.2 Dot Hill Systems Corp. 2000 Amended and Restated Equity Incentive Plan, Stock Option Agreement (Incentive and Nonstatutory Stock Options).

  99.3 Dot Hill Systems Corp. Stock Option Grant Notice 2000 Amended and Restated Equity Incentive Plan.

  99.4 Dot Hill Systems Corp. 2000 Amended and Restated Employee Stock Purchase Plan.